Exhibit: 4.3

Freedom Environmental Services, Inc.

(a Delaware Corporation)

Convertible Promissory Note

Maximum Note Amount: $600,000

     Freedom Environmental Services, Inc., a Delaware corporation (the "Corporation"), for value received and by incorporation of all previous notes, promises to pay (subject to the conversion provisions set forth herein) to the order of Diane L. Perlman, an Individual, (the "Holder"), on demand, upon presentation of this Convertible Promissory Note (the "Note"), Six Hundred Thousand Dollars($600,000) or such principal that has been funded through the Loan Agreement(the "Principal Amount") . The Note is convertible into shares of common stock (the "Common Stock") of the Corporation as provided below in Section 2. This Note is issued in accordance with the terms and conditions set forth in the Loan Agreement, of even date herewith, by and between the Corporation and the Holder (the “Loan Agreement”).

The Corporation covenants, promises and agrees as follows:

     1. Interest. The unpaid principal balance from time to time outstanding on the Note shall bear interest at the rate of 15%, unless otherwise changed per the Loan Agreement. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed, payable at maturity. However, at no time shall the interest to be paid by the Corporation to the Holder exceed eighteen percent (18%) per annum.

For the purposes of this Agreement, “Market Price” shall mean:

     2. Conversion.

     2.1. Option to Convert. Subject to Section 2.2, the Holder shall have the right, at its option, to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note into shares of the Corporation’s common stock the number of shares to be determined by dividing the outstanding balance of the Principal Amount of the Note to be converted by fifty percent(50%) of the Market Price (as defined below) of the Corporation’s common stock on the date of conversion (the "Conversion Price"), subject to adjustment as provided below in Section 6.

(i) if the Corporation’s common stock is listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on the Nasdaq National Market or the Nasdaq Small-Cap Market, the last reported high bid price on each trading day of any measurement period to which such Market Price relates, in each case as officially reported by the principal securities exchange on which the common stock is listed or admitted to unlisted trading privileges or by the Nasdaq National Market or Nasdaq Small-Cap Market, or

(ii) if the Corporation’s common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market or Nasdaq Small-Cap Market, but is traded on the OTC Bulletin Board of the Nasdaq Stock Market, Inc. (the “OTCBB”), then the Market Price is the last reported high bid price of the common stock reported by the OTCBB; or

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(iii) if the Corporation’s common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market, Nasdaq Small-Cap Market, or the OTCBB but is traded in the over-the-counter market, then the Market Price is the last reported high bid price of the common stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information on the date of the event to which such Market Price relates, and if no such prices are reported on such date, then the average of the last so reported high bid prices on the last five trading days on which such prices are reported immediately preceding such date; or

(iv) if the Corporation’s common stock is neither listed, nor admitted to unlisted trading privileges on a national securities exchange, nor traded on the Nasdaq National Market or Nasdaq Small-Cap Market, nor on the OTCBB, nor traded in the over-the-counter market, then the fair market value of the common stock, not less that the book value thereof, as of the date of the event to which such Market Price relates, as determined in good faith (using customary valuation methods) by the Board of Directors of the Corporation, which determination shall be evidenced by a resolution of the Board of Directors and based on the best information available to it.

     2.2 Vesting. Notwithstanding anything to the contrary contained in this Note, the Holder shall only have the right to convert at any time after the execution of this Note and Loan Agreement.

     2.3. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation, together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the "Conversion Notice") to convert such Note or a specified portion thereof into the shares of common stock of the Corporation. Such notice shall be sent to the Corporation at the address set forth below in Section 10 hereof.

     The date of conversion (the "Date of Conversion") shall be the date on which the Conversion Notice is received by the Corporation and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares on such date.

     2.4. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares, shares of Common Stock sufficient to effect the conversion of this Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal of this Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     3. Prepayment. The Corporation shall have the right to prepay this Note, in whole or in part, without penalty or a premium.

     4. Security. The Corporation’s obligations hereunder are secured as more fully described in the Loan Agreement, by and between the Corporation and the Holder.

     5. Default.

     5.1. Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a "Event of Default"):

     (a) The non-payment by the Corporation when due of principal and interest as provided in this Note; or

     (b) The occurrence of any Event of Default as such term is defined in the Loan Agreement.

     5.2. Each right, power or remedy of the Holder hereof during the continuation of any Event of Default as provided for in this Note now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

     6. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Event of Default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Event of Default for failure to effect such payment of any such other amount.

     The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     7. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of Florida, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

     8. Transfer/Negotiability. This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by its attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment. The foregoing notwithstanding, the Corporation shall not transfer this Note nor any of the shares of Common Stock issuable upon conversion hereunder except pursuant to registration under the Act or an available exemption from the registration requirements of the Act. Neither the Corporation nor its Transfer Agent, if any, shall be obligated to effect any such transfer unless it shall have received an opinion of counsel to the Holder reasonably satisfactory to the Corporation and its Transfer Agent, if any, stating that such removal of the legend complies with the provisions of the Act. The Corporation shall be entitled to treat any Holder of record of the Note as the Holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any

     9. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Corporation, to:

Freedom Environmental Services, Inc.
5036 Dr. Phillips Boulevard
#306
Orlando, Florida 32819

If to Holder:

Diane L. Perlman
#4310
5459 Vineland Rd.
Orlando, Florida 32811

     10. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida, or, where applicable, the laws of the United States, without regard to conflicts of law.

     11. Binding upon Successors. All covenants and agreements herein contained by or on behalf of the Corporation shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns; Corporation may not assign this Agreement or any rights or duties hereunder without Holder’s prior written consent and any prohibited assignment shall be absolutely void. Holder reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder’s rights and benefits hereunder; provided, that Holder shall, for informational purposes but not as a requirement, notify the Corporation of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Corporation as a result thereof. In connection with any such assignment or participation, Holder may disclose all documents and information which Holder now or hereafter may have relating to Corporation's business.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of the 11th day of December, 2008.

Freedom Environmental Services, Inc.

CONVERSION NOTICE

Freedom Environmental Services, Inc.

     The undersigned holder (the "Holder") of a Convertible Promissory Note in the principal amount of up to $600,000 (the "Note"), hereby elects to convert U.S. $____________of said Note into _____________ shares of common stock of Freedom Environmental Services, Inc. in accordance with the terms of the Note. Holder hereby directs that any such shares be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Dated: _________________